UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 19, 2006 (May 16, 2006)

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	72-1440714

(State of Incorporation)	(I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000

Lafayette, Louisiana	70508

(Address of principal executive offices)	(Zip code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     A. Salary Adjustments for 2006.
     On May 16, 2006, the executive officers of PetroQuest Energy, Inc. (the “Company”) were informed of their annual base salaries for 2006. The new salary levels will be effective May 16, 2006. The names of the Company’s Chief Executive Officer and its four most highly compensated executive officers other than the Chief Executive Officer based on their 2006 annual base salary, their titles, and their salaries for 2006 are set forth below:

Charles T. Goodson—Chairman of the Board, Chief Executive
Officer and President	$400,000

Arthur M. Mixon, III—Executive Vice President—Exploration and
Production	$287,000

Michael O. Aldridge— Executive Vice President, Chief Financial
Officer and Treasurer	$272,000

Daniel G. Fournerat— Executive Vice President, General Counsel,
Chief Administrative Officer and Secretary	$270,000

Stephen H. Green— Senior Vice President—Exploration	$225,000
B. Approval of 1998 Incentive Plan, as amended and restated.
     At the Company’s 2006 annual meeting of stockholders held on May 16, 2006, the Company’s stockholders approved a proposal to amend and restate the Company’s 1998 Incentive Plan (the “Incentive Plan”) to (i) increase the number of shares reserved thereunder from (x) the greater of 3,000,000 shares or ten percent of the Company’s issued and outstanding shares on the first day of the then current fiscal quarter to (y) the greater of 7,000,000 shares or fifteen percent of the Company’s issued and outstanding shares on the first day of the then current fiscal quarter and (ii) to make certain other conforming changes to the Incentive Plan required by or made desirable by recent changes in applicable law, rules of the New York Stock Exchange and accounting rules.
     The board of directors of the Company (the “Board”) subsequently approved an amendment to the Incentive Plan to delete Section 1.10 thereof which permitted the Compensation Committee of the Board (the “Committee”) to reprice awards made under the Incentive Plan. Prior to its deletion, Section 1.10 of the Incentive Plan read as follows: “In connection with any Incentive Award awarded after the Effective Date, the Committee shall have the authority to reprice such award. ‘Repricing’ may include, as determined by the Committee, but not be limited to, any of the following or any other action that has the same effect: (a) lowering the strike price of a Stock Option after it is granted, (b) any other action that is treated as a repricing under generally accepted accounting principles, or (c) canceling a Stock Option at a time when its exercise price exceeds the Fair Market Value of the underlying stock, in exchange for another stock option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.”

A summary of the material terms of the Incentive Plan can be found in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 7, 2006 (the “Proxy Statement”), and such summary is incorporated by reference herein. A copy of the Incentive Plan, as further amended by the Board is incorporated herein by reference and is attached hereto as Exhibit 10.1.
C. Long-Term Incentive Awards for 2006.
     In connection with the amendment and restatement of the Incentive Plan, the Committee authorized grants to certain of the Company’s executive officers of both options to purchase shares of our common stock and restricted stock using new forms of Incentive Stock Option Agreements and Restricted Stock Agreements approved by the Board for executive officers. The grants under the Incentive Plan to the Company’s four most highly compensated executive officers, other than its Chief Executive Officer, are shown in the following table:

	Number of
	Shares
	Underlying	Restricted
	Stock Options	Stock
	Granted	Grants
Arthur M. Mixon, III— Executive Vice President—
Exploration and Production	59,970	160,186

Michael O. Aldridge—Executive Vice President, Chief
Financial Officer and Treasurer	56,836	151,814

Daniel G. Fournerat— Executive Vice President,
General Counsel, Chief Administrative Officer and
Secretary	56,418	150,698

Stephen H. Green— Senior Vice President—Exploration	47,015	125,581
     Mr. Goodson, the Company’s Chairman of the Board, Chief Executive Officer and President did not receive a grant of options or restricted stock. The options have an exercise price equal to the closing sales price on the business day immediately preceding the date of the grant as reported on the New York Stock Exchange, with a term of ten years and vest over a three year period with one-third of the shares vesting on each of the first, second and third anniversaries of the date of the grant. If an executive officer is terminated due to retirement or if an executive officer voluntarily terminates his employment with the Company, the unvested portion of their options shall expire immediately and the vested portion shall expire on the earlier of the tenth anniversary of the date of grant or three months after such termination. If an executive officer is terminated due to death or disability, the vesting of the options will be accelerated and the entire option grant will be 100% vested on the date of termination and will expire on the earlier of the tenth anniversary of the date of grant or 365 calendar days after the date of the executive officer’s termination. In addition, the option grants are subject to immediate forfeiture if the executive officer is terminated for cause. In the event of a Change of Control (as such term is defined in the Incentive Plan and the executive officer’s Termination Agreement with the Company), the options shall be 100% vested as of the date immediately preceding such Change of Control.

     The restricted stock vests over a five year period with one-fourth vesting on each of the first, second, third and fifth anniversaries of the date of the grant. No portion of the restricted stock vests on the fourth anniversary of the date of the grant. If an executive officer is terminated for any reason other than retirement, disability or death, any shares of restricted stock which remain unvested shall be forfeited immediately. In the event of a termination due to retirement, disability or death, all shares of restricted stock shall be 100% vested as of the date of such termination. In the event of a Change of Control (as such term is defined in the Incentive Plan and the executive officer’s Termination Agreement with the Company), the restricted stock shall be 100% vested as of the date immediately preceding such Change of Control.
     The foregoing descriptions of the forms of Incentive Stock Option Agreement and Restricted Stock Agreement for executive officers are qualified in their entirety by reference to the agreements, which are incorporated herein by reference and are attached hereto as Exhibits 10.2 and 10.3.
D. Amendment to Termination Agreements.
     The Company previously entered into a termination agreement with each of its executive officers (each, a “Termination Agreement”), providing for, among other things, the payment of severance benefits to the executive officers by the Company upon a Change in Control (as defined in the Termination Agreements) and subsequent actual or constructive termination of the executive officer’s employment by the Company. Effective as of May 16, 2006, the Company entered into an amendment to each of the Termination Agreements clarifying the benefit received by the executive officers upon such a Change in Control to cover any excise taxes relating to “parachute payments” under Section 280G of the Internal Revenue Code to which the benefit is subject.
     The foregoing description of the form of amendment to the Termination Agreements is qualified in its entirety by reference to the agreement, which is incorporated herein by reference and is attached hereto as Exhibit 10.4.
ITEM 7.01 REGULATION FD DISCLOSURE
     In connection with the Company’s 2006 annual meeting of stockholders held on May 16, 2006, the Compensation Committee awarded certain of the Company’s employees shares of restricted common stock and stock options to purchase shares of common stock that, under SFAS 123(R), will generate non-cash compensation expense. SFAS 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their estimated fair values. Non-cash compensation expense related to these grants is expected to total approximately $4.5 million during 2006.
ITEM 8.01 OTHER EVENTS
     On May 19, 2006, the Company issued a press release announcing recent officer promotions. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective March 16, 2006 (the “Incentive Plan”).

10.2	Form of Incentive Stock Option Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green) under the Incentive Plan.

10.3	Form of Restricted Stock Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green) under the Incentive Plan.

10.4	Form of Amendment to Termination Agreement entered into between the Company and each of its executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green), effective as of May 16, 2006.

99.1	Press Release dated May 19, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2006

PETROQUEST ENERGY, INC.
/s/ Daniel G. Fournerat
Daniel G. Fournerat, Executive Vice President,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	PetroQuest Energy, Inc. 1998 Incentive Plan, as amended and restated effective March 16, 2006 (the “Incentive Plan”).

10.2	Form of Incentive Stock Option Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green) under the Incentive Plan.

10.3	Form of Restricted Stock Agreement for executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green) under the Incentive Plan.

10.4	Form of Amendment to Termination Agreement entered into between the Company and each of its executive officers (including Charles T. Goodson, Arthur M. Mixon, III, Michael O. Aldridge, Daniel G. Fournerat and Stephen H. Green), effective as of May 16, 2006.

99.1	Press Release dated May 19, 2006